Exhibit 10.1
AMENDMENT NO. 2 TO FIRST LIEN CREDIT AGREEMENT
AMENDMENT NO. 2, dated as of February 2, 2021 (this “Amendment”), by and among ZOOMINFO LLC (f/k/a DISCOVERORG, LLC), a limited liability company organized under the laws of Delaware (the “Borrower”), ZOOMINFO TECHNOLOGIES LLC, a limited liability company organized under the laws of Delaware (the “Co-Borrower”), ZOOMINFO MIDCO, LLC (f/k/a DISCOVERORG MIDCO, LLC), a limited liability company organized under the laws of Delaware (“Holdings”), MORGAN STANLEY BANK, N.A. (“MSBNA”), as the New Term Loan Lender (as defined below), each of the Incremental Revolving Credit Commitment Increase Lenders (as defined below), each other Revolving Credit Lender, each other Consenting Lender and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer, to the First Lien Credit Agreement, dated as of February 1, 2019, among the Borrower, Holdings, the Administrative Agent, and each lender from time to time party thereto (as amended by that certain Amendment No. 1 to First Lien Credit Agreement, dated as of February 19, 2020 and as amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.
W I T N E S S E T H:
WHEREAS, it is intended that one or more of the Borrower’s Affiliates will sell and issue in a private placement in reliance on one or more exemptions from registration under the Securities Act of 1933, as amended, up to $350,000,000 in aggregate principal amount of senior unsecured notes (the “Notes”) pursuant to the indenture dated as of the date hereof (the “Notes Indenture”), by and among ZoomInfo Technologies LLC and ZoomInfo Finance Corp., as issuers, the guarantors party thereto and Wells Fargo, National Association, as trustee, the net proceeds of which will be used to prepay (the “Prepayment”) a portion of the Initial Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date (the “Existing Term Loans”) as described further in Section 2.3 of this Amendment;
WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;
WHEREAS, Sections 2.14 (with respect to the Revolving Credit Commitment Increase described below), Section 2.18 and Section 10.01 of the Credit Agreement provide that the Borrower, the Administrative Agent and the Lenders may amend the Credit Agreement as set forth herein, including refinancing the Initial Term Loans and the Revolving Credit Commitments thereunder with new term loans and new revolving credit commitments;
WHEREAS, MSSF, JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc. (together with its designated affiliates), Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. have been appointed as Amendment No. 2 Arrangers (as defined below) and are acting as joint lead arrangers and joint bookrunners for this Amendment (in such capacities, each, an “Amendment No. 2 Arranger”, and collectively, the “Amendment No. 2 Arrangers”);

WHEREAS, the Borrower desires, pursuant to Section 2.14 of the Credit Agreement, to obtain a Revolving Credit Commitment Increase with respect to the Closing Date Revolving Tranche under the Credit Agreement in an aggregate principal amount of $175,000,000 (such Revolving Credit Commitments, the “Incremental Revolving Credit Increase Commitments”) from the Incremental Revolving Credit Commitment Increase Lenders party hereto such that the aggregate principal amount of outstanding Revolving Credit Commitments as of the Amendment No. 2 Effective Date (as defined below) (after taking into consideration of any Revolving Commitment Termination on the Amendment No. 2 Effective Date) shall be $250,000,000;
WHEREAS, each Incremental Revolving Credit Commitment Increase Lender set forth on Exhibit C hereto (such Lenders, the “Incremental Revolving Credit Commitment Increase Lenders”) has agreed to provide Incremental Revolving Credit Increase Commitments in the amount set forth opposite the name of such Incremental Revolving Credit Commitment Increase Lender on such Exhibit C;
WHEREAS, immediately after giving effect to the Revolving Credit Commitment Increase described above, (i) each Lender holding Existing Term Loans that executes and delivers a consent to this Amendment (each, a “Consenting Term Loan Lender”) substantially in the form of Exhibit A hereto (an “Amendment No. 2 Term Loan Consent”) shall be deemed, upon effectiveness of this Amendment, to have consented to the amendments to the Credit Agreement set forth herein, including, without limitation, the reduction of the Applicable Rate with respect to its outstanding Existing Term Loans and (x) if such Consenting Term Loan Lender elects the “Column A” option on the Amendment No. 2 Term Loan Consent, such Consenting Term Loan Lender shall be deemed to have converted all (or such lesser amount allocated to such Lender by the Amendment No. 2 Arrangers) of its Existing Term Loans (which Existing Term Loans shall thereafter no longer be deemed to be outstanding) into Initial Term Loans under the Amended Credit Agreement in the same aggregate principal amount as such Lender’s Existing Term Loans (or such lesser amount allocated to such Lender by the Amendment No. 2 Arrangers) and such Lender shall thereafter be a Lender under the Amended Credit Agreement, (y) if such Consenting Term Loan Lender elects the “Column B” option on the Amendment No. 2 Term Loan Consent, the entire amount of such Consenting Term Loan Lender’s Existing Term Loans will be deemed to be assigned to MSBNA (in such capacity, the “New Term Loan Lender”) at par on the Amendment No. 2 Effective Date (as defined below) (it being understood that no Assignment and Assumption shall be required to be executed by such Consenting Term Loan Lender to effect such assignment) and, following the Amendment No. 2 Effective Date, such Consenting Term Loan Lender shall purchase by assignment Initial Term Loans under the Amended Credit Agreement in an equal principal amount as its Existing Term Loans or such lesser amount allocated to such Consenting Term Loan Lender by the Amendment No. 2 Arrangers and (z) if such Consenting Term Loan Lender delivers the Amendment No. 2 Term Loan Consent as an Additional Term Lender, such Consenting Term Loan Lender shall be deemed to have made Initial Term Loans under the Amended Credit Agreement on the Amendment No. 2 Effective Date in the amount notified to such Additional Term Lender by the Administrative Agent, (ii) each Lender holding Existing Term Loans that either elects the “Column C” option or does not execute and deliver an Amendment No. 2 Term Loan Consent (each, a “Non-Consenting Term Loan Lender”) will no longer be a Lender under the Amended Credit Agreement and (iii) on the Amendment No. 2 Effective Date, the Borrower shall have paid to the Administrative Agent, for the ratable benefit of the existing Lenders, all accrued and unpaid interest to, but not including, the Amendment No. 2 Effective Date, with respect to the Existing Term Loans;
WHEREAS, immediately after giving effect to the Revolving Credit Commitment Increase described above, (i) each Incremental Revolving Credit Commitment Increase Lender by delivery a signature page to this Amendment (an “Amendment No. 2 Incremental Revolving Consent”) shall be deemed, upon effectiveness of this Amendment, to have consented to the amendments to the Credit Agreement set forth herein, including, without limitation, the reduction of the Applicable Rate and the extension of the Maturity Date, in each case, with respect to Revolving Credit Facility, (ii) each Lender holding Revolving Credit Commitments outstanding immediately prior to the Amendment No. 2 Effective Date (the “Existing Revolving Commitments” and the Revolving Credit Loans outstanding thereunder, if any, the “Existing Revolving Loans” and, together with the Existing Term Loans, the “Existing Loans” and each an “Existing Loan”) that executes and delivers a consent to this Amendment (each, a “Consenting Revolving Lender” and, together with the Incremental Revolving Credit Commitment Increase Lender and the Consenting Term Loan Lenders, the “Consenting Lenders” and each a “Consenting Lender”) substantially in the form of Exhibit B hereto (an “Amendment No. 2 Revolving Consent” and, together with the Amendment No. 2 Term Loan Consent, the “Amendment No. 2 Consents” and each an “Amendment No. 2 Consent”) shall be deemed, upon effectiveness of this Amendment, to have consented to the amendments to the Credit Agreement set forth herein, including, without limitation, the reduction of the Applicable Rate and the extension of the Maturity Date, in each case, with respect to its outstanding Existing Revolving Commitments and (x) if such Consenting Revolving Lender elects the “Column A” option on the Amendment No. 2 Revolving Consent, such Consenting Revolving Lender shall be deemed to have converted all (or such lesser amount allocated to such Lender by the Amendment No. 2 Arrangers) of its Existing Revolving Commitment (which Existing Revolving Commitment shall thereafter no longer be deemed to be outstanding) into the Revolving Credit Commitment under the Amended Credit Agreement (or such lesser amount allocated to such Lender by the Amendment No. 2 Arrangers) and such Lender shall thereafter be a Lender under the Amended Credit Agreement, (y) if such Consenting Revolving Lender elects the “Column B” option on the Amendment No. 2 Revolving Consent, the entire amount of such Consenting Revolving Lender’s Existing Revolving Commitments will be assigned to MSSF (in such capacity, the “New Revolving Credit Lender”) at par on the Amendment No. 2 Effective Date (as defined below) (it being understood that no Assignment and Assumption shall be required to be executed by such Consenting Revolving Lender to effect such assignment) and, following the Amendment No. 2 Effective Date, such Consenting Revolving Lender shall purchase by assignment Revolving Credit Commitments in an equal principal amount as its Existing Revolving Commitments or such lesser amount allocated to such Consenting Revolving Lender by the Amendment No. 2 Arrangers and (z) if such Consenting Revolving Lender elects the “Column C” option on the Amendment No. 2 Revolving Consent (each, an “Additional Revolving Lender”), such Consenting Revolving Lender shall be deemed to have committed to make Revolving Credit Commitments under the Amended Credit Agreement on the Amendment No. 2 Effective Date in the amount specified in Exhibit C attached hereto and become a Lender under the Amended Credit Agreement on the Amendment No. 2 Effective Date, (iii) each Lender holding Revolving Credit Commitments outstanding immediately prior to the Amendment No. 2 Effective Date that does not execute and deliver a signature page to this Amendment will no longer be a Lender under the Amended Credit Agreement and its Revolving Credit Commitments outstanding immediately prior to the Amendment No. 2 Effective Date will be terminated in full on the Amendment No. 2 Effective Date (the “Revolving Commitment Termination”) and (iv) on the Amendment No. 2 Effective Date, the Borrower shall have paid to the Administrative Agent, for the ratable benefit of the existing Lenders, all accrued and unpaid interest to, but not including, the Amendment No. 2 Effective Date, with respect to any Existing Revolving Loans, if any;
WHEREAS, immediately after giving effect to the elections and consents described in the immediately preceding two recitals, the Borrower shall make the Prepayment;
WHEREAS, immediately after giving effect to the Revolving Credit Commitment Increase and the Prepayment described above, the consent of all Lenders is required pursuant to Section 10.01 of the Credit Agreement to effectuate the amendments contemplated by this Amendment; and
WHEREAS, the Borrower and the Co-Borrower desire for the Co-Borrower to become a party to the Credit Agreement as a co-obligor with regard to the Borrower’s Obligations and the Co-Borrower will obtain benefits from the incurrence of Loans by, and the issuance of Letters of Credit for the account of, the Borrower and the Co-Borrower, in each case pursuant to the Credit Agreement;
NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
Amendments
Section 1.1Amendments. Subject to satisfaction (or waiver) of the conditions set forth in Article III hereof, on the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:
(a)The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Alternative Benchmark Rate” has the meaning specified in Section 3.04(b)(ii).
“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of February 2, 2021.
“Amendment No. 2 Arranger” has the meaning assigned to such term in the recitals to Amendment No. 2.

“Amendment No. 2 Consent” has the meaning assigned to such term in the recitals to Amendment No. 2.
“Amendment No. 2 Effective Date” means February 2, 2021, the date of effectiveness of Amendment No. 2.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, the Eurocurrency Rate; provided that if a Benchmark Trigger Event has occurred with respect to Eurocurrency Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement Rate to the extent that such Benchmark Replacement Rate has replaced such prior benchmark rate pursuant to Section 3.04(b).
“Benchmark Replacement Adjustment” means, with respect to any replacement of the interbank offered rate with an Unadjusted Benchmark Replacement for each applicable Interest Period (to the extent an Interest Period remains applicable, otherwise, such other period and Available Tenor):
(a)    for purposes of clauses (a)(i) and (a)(ii) of the definition of “Benchmark Replacement Rate”, the first alternative set forth in the order below that can be reasonably determined by the Administrative Agent in consultation with the Borrower:
    (i)     the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

    (ii)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(b) for purposes of clause (a)(iii) and clause (b) of the definition of “Benchmark Replacement Rate”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Borrower and the Administrative Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the interbank offered rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the interbank offered rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities of the applicable currency at such time and (iii) the making of appropriate adjustments to (A) preserve pricing in effect at the time of selection of such Benchmark Replacement Rate and (B) for the duration and time for determination of the Benchmark Replacement Rate in relation to any applicable Interest Period;
provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower.
    “Benchmark Replacement Amendment” has the meaning specified in Section 3.04(b)(i).
    “Benchmark Replacement Conforming Changes” means, with respect to any proposed Benchmark Replacement Amendment, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent (or, for purposes of clause (a)(iii) and clause (b) of the definition of “Benchmark Replacement Rate”, the Administrative Agent with the consent of the Borrower) reasonably determines in consultation with the Borrower may be appropriate to reflect the adoption and implementation of such Benchmark Replacement Rate and the other provisions contemplated by Section 3.04 (provided that any such change that is not substantially consistent with both (x) market practice and (y) other syndicated credit facilities for similarly situated companies denominated in the same currency as the Facilities shall be reasonably determined by the Administrative Agent in consultation with the Borrower), and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with both (x) market practice and (y) other syndicated credit facilities for similarly situated companies denominated in the same currency as the Facilities (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines, in consultation with the Borrower, that no market practice for the administration of the Benchmark Replacement Rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower (or, for purposes of clause (a)(iii) and clause (b) of the definition of “Benchmark Replacement Rate”, the Administrative Agent with the consent of the Borrower), reasonably determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
    “Benchmark Replacement Rate” means:
(a)    if a Benchmark Trigger Event pursuant to Section 3.04(b)(i)(A) has occurred, the first alternative set forth in the order below that can be reasonably determined by the Administrative Agent in consultation with the Borrower upon such occurrence:
(i)    the sum of (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;
(ii)    the sum of (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment; and
(iii)    the sum of: (A) the alternate benchmark rate that has been selected by the Borrower and the Administrative Agent giving due consideration to (x) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the interbank offered rate (e.g., the London interbank offered rate) for syndicated credit facilities of the applicable currency and (B) the Benchmark Replacement Adjustment; and
(b)    if a Benchmark Trigger Event pursuant to Sections 3.04(b)(i)(B) – (D) has occurred, the sum of: (i) the alternate benchmark rate that has been selected by the Borrower and the Administrative Agent giving due consideration to (A) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the interbank offered rate (e.g., the London interbank offered rate) for syndicated credit facilities of the applicable currency and (ii) the Benchmark Replacement Adjustment.
provided that, if the Benchmark Replacement Rate as so determined pursuant to any clause above would be less than zero, the Benchmark Replacement Rate will be deemed to be zero for the purposes of this Agreement.
    “Benchmark Trigger Event” has the meaning specified in Section 3.04(b)(i)(D).
    “Borrower Substitution Event” means, the delivery by the Borrower and the Co-Borrower to the Administrative Agent, (i) no later than ten (10) Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to such event, of written notice stating that the Borrower desires to assign and transfer all of its rights and obligations under this Agreement and under the other Loan Documents to the Co-Borrower and (ii) on the proposed date of consummation of such substitution, the conditions set forth in the proviso to the definition of the term “Borrower” and, if applicable, “Holdings” shall have been satisfied and the Co-Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (d) and (e) of the definition of “Borrower” and, if applicable, “Holdings”.

    “Co-Borrower” means, from and after the Amendment No. 2 Effective Date, ZoomInfo Technologies LLC, a Delaware limited liability company and a wholly-owned direct or indirect Subsidiary of the Borrower.
    “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
    “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent reasonably decides in consultation with the Borrower that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent in consultation with the Borrower may establish another convention in its reasonable discretion.
    “Incremental Revolving Credit Commitment Increase Lenders” has the meaning assigned to such term in the recitals to Amendment No. 2.
    “Incremental Revolving Credit Increase Commitment” has the meaning assigned to such term in the recitals to Amendment No. 2.
    “ISDA” has the meaning specified in Section 3.04(b)(i)(C).
    “ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by ISDA or such successor thereto.
    “Notes” has the meaning assigned to such term in the recitals to Amendment No. 2.
    “Notes Indenture” has the meaning assigned to such term in the recitals to Amendment No. 2.
    “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
    “Previous Borrower” has the meaning specified in the definition of “Borrower.”
    “Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Eurocurrency Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not the Eurocurrency Rate, the time determined by the Administrative Agent in its reasonable discretion.
    “Relevant Administrator” has the meaning specified in Section 3.04(b)(i)(A).
    “Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

    “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
    “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.
    “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
    “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
    “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
    “Term SOFR Replacement” has the meaning specified in Section 3.04(b)(iv).
    “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
    “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
    “Unadjusted Benchmark Replacement” means the Benchmark Replacement Rate excluding the Benchmark Replacement Adjustment.
    “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(b)The definition of “Applicable Commitment Fee” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Commitment Fee” means a percentage per annum equal to (a) from the Amendment No. 2 Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Amendment No. 2 Effective Date, 0.375% per annum, and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to Consolidated First Lien Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Commitment Fee
Pricing Level	Consolidated First Lien Net Leverage Ratio	Applicable Commitment Fee
1	Equal to or less than 3.90:1.00	0.125%
2	Equal to or less than 4.40:1.00 and greater than 3.90:1.00	0.250%
3	Greater than 4.40:1.00	0.375%
Any increase or decrease in the Applicable Commitment Fee resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 3” shall apply without regard to the Consolidated First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(a) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at the election of the Majority Lenders under the Revolving Credit Facility under the applicable Revolving Tranche at such time, at all times if an Event of Default shall have occurred and be continuing.”
(c)The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Applicable Rate” means:
(a)    with respect to the Initial Term Loans, from and after the Amendment No. 2 Effective Date, a percentage per annum equal to 3.00% per annum for Eurocurrency Rate Loans and 2.00% per annum for Base Rate Loans;
(b)    a percentage per annum equal to, with respect to the Revolving Credit Loans, (i) from the Amendment No. 2 Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Amendment No. 2 Effective Date, 2.25% per annum for Eurocurrency Rate Loans and 1.25% per annum for Base Rate Loans and

(iii) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Consolidated First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	Greater than 4.40:1.00	2.25%	1.25%
2	Equal to or less than 4.40:1.00	2.00%	1.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 1” for the table set forth in clause (b) above shall apply without regard to the Consolidated First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(a) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at the election of the Majority Lenders under the applicable Tranche at such time, at all times if an Event of Default shall have occurred and be continuing.”
(d)The definition of “Asset Sale” is hereby amended by (i) deleting the word “and” at the end of clause (v), (ii) replacing the period at the end of clause (w) with a semicolon followed by the word “and” and (iii) adding a new clause (x), to read in its entirety as follows: “(x) any Dispositions permitted by a Borrower Substitution Event.”
(e)The definitions of “Bail-In Action”, “Bail-In Legislation”, “Closing Date Revolving Tranche”, “Write-Down and Conversion Powers” in Section 1.01 of the Credit Agreement are hereby amended by deleting such definitions in their entirety.
(f)The definition of “Borrower” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(g)““Borrower” means (i) on or after the Closing Date, but prior to a Borrower Substitution Event, the entity specified in the introductory paragraph to this Agreement (the “Previous Borrower”) and (ii) on and after a Borrower Substitution Event, the Co-Borrower, which shall become the sole Borrower and shall no longer be referred to as the “Co-Borrower” under, or pursuant to, this Agreement and the other Loan Documents; provided that (a) Holdings shall directly own 100% of the Equity Interests of the Co-Borrower, (b) the Previous Borrower shall assign to the Co-Borrower, and the Co-Borrower shall expressly assume, all the obligations of the Previous Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, the Previous Borrower and the Co-Borrower, (c) if reasonably requested by the Administrative Agent, a customary opinion of counsel covering matters reasonably requested by the Administrative Agent shall be delivered on behalf of the Co-Borrower to the Administrative Agent, (d) except for Capital Stock and assets of Immaterial Subsidiaries owned by the Previous Borrower, but not the Co-Borrower, substantially all assets of the Previous Borrower and the Subsidiary Guarantors that constituted or would have constituted Collateral prior to such substitution shall remain Collateral and shall remain subject to Liens thereon securing the Obligations that are valid and enforceable to the same extent as such Liens were valid and enforceable prior to such substitution, (e)(i) no Event of Default shall occur and be continuing at the time of such substitution and such substitution shall not result in any Event of Default and (ii) such substitution shall not result in any material adverse tax consequences in the aggregate, to the Lenders or, individually, to the Administrative Agent, as reasonably determined by the Co-Borrower, (f) if reasonably requested by the Administrative Agent, (i) the Loan Parties shall execute and deliver amendments, supplements and other modifications to all Loan Documents, instruments and agreements executed in connection therewith necessary to perfect and protect the liens and security interests in the Collateral of the Co-Borrower, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned, delayed or denied), such amendments, supplements, modifications, instruments and/or agreements may be executed and delivered following such substitution and shall not constitute a condition to the effectiveness of the Co-Borrower’s substitution for the Previous Borrower and (ii) the Loan Parties shall execute and deliver any documentation reasonably necessary to comply with the local law requirements of the applicable jurisdiction; provided, further, that if each of the foregoing is satisfied, the Previous Borrower shall be automatically released of all its obligations as “Borrower” under the Loan Documents and any reference to “Borrower” in the Loan Documents shall refer to the Co-Borrower. In addition, in the event the Borrower consummates any merger, amalgamation or consolidation in accordance with Section 7.03, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be the “Borrower” for all purposes of this Agreement and the other Loan Documents.”
(h)The definition of “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the last paragraph therein in its entirety.
(i)The definition of “Guarantors” in Section 1.01 of the Credit Agreement is hereby amended by adding the following phrase prior to the phrase “unless any such Subsidiary of the Borrower”: “which for the avoidance of doubt, shall include the Co-Borrower (other than with respect to its own obligations) prior to a Borrower Substitution Event,”.
(j)The definition of “Holdings” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(k)““Holdings” means (i) on or after the Closing Date, the entity specified in the preamble to this Agreement or (ii) after the Closing Date, including as a result of a Borrower Substitution Event, any other Person or Persons (“New Holdings”) that is a Subsidiary of (or are Subsidiaries of) Holdings or of any direct or indirect parent of Holdings (or the previous New Holdings, as the case may be) (“Previous Holdings”);

provided that (a) New Holdings shall directly own 100% of the Equity Interests of the Borrower, (b) Previous Holdings shall assign to New Holdings, and New Holdings shall expressly assume, all the obligations of Previous Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, (c) if reasonably requested by the Administrative Agent, a customary opinion of counsel covering matters reasonably requested by the Administrative Agent shall be delivered on behalf of the Borrower to the Administrative Agent, (d) (i) all Capital Stock of the Borrower and substantially all of the other assets of Previous Holdings shall be contributed or otherwise transferred, directly or indirectly, to New Holdings and pledged to secure the Obligations and (ii) all Capital Stock and substantially all other assets of the Borrower and the Subsidiary Guarantors (including all assets owned by Subsidiary Guarantors that constituted or would have constituted Collateral prior to such substitution shall remain Collateral and shall remain subject to Liens thereon securing the Obligations that are valid and enforceable to the same extent as such Liens were valid and enforceable prior to such substitution, (e) (i) no Event of Default shall occur and be continuing at the time of such substitution and such substitution shall not result in any Event of Default and (ii) such substitution shall not result in any material adverse tax consequences in the aggregate, to the Lenders or, individually, to the Administrative Agent, as reasonably determined by the Co-Borrower, (f) the Administrative Agent shall have received at least ten (10) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and Previous Holdings, New Holdings and the Borrower shall promptly and in any event at least three (3) Business Days’ prior to the consummation of the transaction provide all information any Lender or any Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with its internal compliance and regulatory requirements with respect to the proposed successor New Holdings, (g) New Holdings shall be an entity organized or existing under the laws of (i) the United States, any state thereof or the District of Columbia, (ii) the Cayman Islands, (iii) Bermuda, (iv) Luxembourg, (v) the Netherlands, (vi) England and Wales or (vii) any other jurisdiction permitted by the Administrative Agent in its reasonable discretion, (h) if reasonably requested by the Administrative Agent, (i) the Loan Parties shall execute and deliver amendments, supplements and other modifications to all Loan Documents, instruments and agreements executed in connection therewith necessary to perfect and protect the liens and security interests in the Collateral of New Holdings, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned, delayed or denied), such amendments, supplements, modifications, instruments and/or agreements may be executed and delivered following such substitution and shall not constitute a condition to the effectiveness of New Holdings’ substitution for Previous Holdings and (ii) the Loan Parties shall execute and deliver any documentation reasonably necessary to comply with the local law requirements of the applicable jurisdiction and (i) the Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (d), (e) and (g) of this definition; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations as “Holdings” under the Loan Documents and any reference to “Holdings” in the Loan Documents shall refer to New Holdings.”
(l)The definition of “Initial Term Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence thereof and adding the following sentence to the end of such definition: “As of the Amendment No. 2 Effective Date, the aggregate amount of the Initial Term Commitments is $400,000,000.”
(m)The definition of “Loan” in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “or the Co-Borrower” immediately following the phrase “by a Lender to the Borrower”.
(n)The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “and” that is immediately before “(x)” with a comma and inserting the following at the end of the sentence: “and (xi) Amendment No. 2”.
(o)The definition of “Loan Parties” in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “, the Co-Borrower” after the phrase “the Borrower”.
(p)Clause (a) of the definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase “the fifth anniversary of the Closing Date” with “the date that is 91 days prior to the seventh anniversary of the Closing Date (which, for the avoidance of doubt, shall be November 2, 2025)”.
(q)Clause (28) of the definition of “Permitted Liens” in Section 1.01 of the Credit Agreement is hereby amended by deleting the clause and replacing it with “[reserved]”.
(r)The definition of “Revolving Credit Commitments” in Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase “The original principal amount of the Revolving Credit Commitments shall be $100,000,000 on the Closing Date” with “The aggregate principal amount of the Revolving Credit Commitments shall be $250,000,000 on the Amendment No. 2 Effective Date”.
(s)The definition of “Subsidiary Guarantor” in Section 1.01 of the Credit Agreement is hereby amended by adding the following phrase after the phrase “all Guarantors other than Holdings”: “, which for the avoidance of doubt, shall include the Co-Borrower (other than with respect to its own obligations)”.
(t)The definition of “Tax Distribution” in Section 1.01 of the Credit Agreement is hereby amended by deleting the period at the end thereof and adding a semicolon and the following proviso: “provided, however, that after the occurrence of a Borrower Substitution Event, the amount of permissible Tax Distributions shall be determined by applying the principles of Section 4.1(e) of the LLC Agreement to the Co-Borrower (or, if the Co-Borrower is treated as a disregarded entity for U.S. tax purposes, its regarded owner); provided, further, that the amount of any Tax Distributions shall be determined without taking into account any income resulting from a deemed exchange of any Loan under Section 1001 of the Code.
(u)Article I of the Credit Agreement is hereby amended by adding the following Section 1.12 after Section 1.11:

“Section 1.12.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”
(v)Section 2.01 of the Credit Agreement is hereby amended by inserting the phrase “and the Co-Borrower” following each instance of the phrase “the Borrower”.
(w)The reference to “Amendment No. 1 Effective Date” in Section 2.05(a)(iii) and 3.08(c) of the Credit Agreement is hereby replaced with a reference to “Amendment No. 2 Effective Date”.
(x)Section 2.08(a) of the Credit Agreement is hereby amended by replacing the word “and” that is immediately before “Amendment No. 1” with a comma and inserting “and Amendment No. 2” immediately following the language “Amendment No. 1”.
(y)Article II of the Credit Agreement is hereby amended by adding the following new Section 2.22 at the end of Section 2.21:
“Section 2.22    Joint and Several Liability. Each of the Borrower and Co-Borrower agrees that, prior to the occurrence of a Borrower Substitution Event, it is jointly and severally liable for the obligations of the Borrower or Co-Borrower, as applicable, hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of fees and indemnities and reimbursement of costs and expenses.”
(z)Section 3.04 of the Credit Agreement is hereby amended by (i) adding “(a)” after the words “Inability to Determine Rates.” in the first line thereof and (ii) adding the following new paragraph (b) at the end of such Section:
“(b)    Benchmark Replacement. (i) Notwithstanding anything else in this Agreement to the contrary, if at any time:
    (A)    the Administrative Agent and the Borrower reasonably determine that the circumstances set forth in Section 3.04(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.04(a) have not arisen but the supervisor or the administrator of the interbank offered rate or a Governmental Authority or an insolvency official having jurisdiction over the supervisor or administrator, or a court or an entity with similar insolvency or resolution authority over the supervisor or administrator, or the central bank for the currency of the relevant interbank offered rate has made a public statement or published information stating that the administrator or supervisor (each of the foregoing, a “Relevant Administrator”) has ceased or will cease to use the interbank offered rate for determining interest rates for loans in Dollars (or any other currency, as applicable);
    (B)    a Relevant Administrator has made a public statement or published information announcing that the interbank offered rate is no longer representative;
    (C)    if an event has occurred that would require the existing interbank offered rate benchmark set forth in any non-speculative interest rate Swap Contract related to the Loans to be amended by adherence to a final protocol published by, or other amendment promulgated by, the International Swaps and Derivatives Association, Inc. (“ISDA”) to facilitate the replacement of such interbank offered rate benchmark or if any non-speculative interest rate Swap Contract related to the Loans is entered into after the Closing Date and is subject to ISDA Definitions amended after the Closing Date that reflect a replacement of the interbank offered rate benchmark used in this Agreement on the Amendment No. 2 Effective Date; or
    (D)    either (x) a notification is made by the Borrower to the Administrative Agent or (y) a notification is made by the Administrative Agent to the Borrower, and the Borrower agrees in writing that such notification constitutes a Benchmark Trigger Event (as defined below), in each case, that at least five currently outstanding syndicated credit facilities of the same currency as the Facilities, each available for review (including by way of availability through posting on DebtDomain, Intralinks, Debt X, SyndTrak Online or by similar electronic means) and identified by the Borrower in such notice, contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of the Eurocurrency Rate (or similar interbank offered rate benchmark) a replacement benchmark rate (each of (A) through (D), a “Benchmark Trigger Event”), then the Administrative Agent and the Borrower may establish an alternate benchmark floating rate of interest to the Eurocurrency Rate (or similar interbank offered rate) that is a Benchmark Replacement Rate, and may enter into an amendment to this Agreement (the “Benchmark Replacement Amendment”) to reflect such Benchmark Replacement Rate and such other related changes to this Agreement with respect thereto as may be applicable in their discretion, including provisions for the Administrative Agent and the Borrower to allow for the adoption (without further amendment) of a term structure and any Benchmark Replacement Conforming Changes; provided further that any Benchmark Replacement Rate implemented pursuant to this Section shall only be implemented to the extent it is commercially practicable for the Administrative Agent to administer (as reasonably determined by the Administrative Agent). Notwithstanding anything to the contrary herein, the Benchmark Replacement Amendment (i) shall become effective without any further action or consent of any other party to this Agreement and (ii) may designate the timing of effectiveness of the Benchmark Replacement Rate (including pursuant to the occurrence of identified conditions); provided that, if such Benchmark Replacement Rate is being determined pursuant to clause (D) of the definition of “Benchmark Trigger Event”, the timing of effectiveness of the Benchmark Replacement Rate shall be the sixth (6th) Business Day after the date notice of such determination is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such determination is provided to the Lenders, written notice of objection to such determination from Lenders comprising the Required Lenders.
(ii)     If there is not a Benchmark Replacement Rate, then the Administrative Agent and the Borrower may establish an alternate benchmark floating term rate of interest to the Eurocurrency Rate that is not a Benchmark Replacement Rate, which may include a spread or method for determining a spread or other adjustments or modifications (including to make appropriate adjustments to (A) preserve pricing in effect at the time of selection of such new rate and (B) for the duration and time for determination of such rate in relation to any applicable Interest Period), and enter into a Benchmark Replacement Amendment to reflect such alternate rate of interest, which amendment shall become effective within five Business Days of the date that notice of such alternate rate of interest is provided to the Lenders, unless prior to the end of such five Business Day period the Administrative Agent receives a written notice from the Required Lenders stating that such Required Lenders object to such alternate rate of interest (the “Alternative Benchmark Rate”); provided that any Alternative Benchmark Rate implemented pursuant to this paragraph shall only be implemented to the extent it is commercially practicable for the Administrative Agent to administer (as reasonably determined by the Administrative Agent). For the avoidance of doubt, if any such alternate rate of interest determined pursuant to this paragraph would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(iii)     Following the effectiveness of the Benchmark Replacement Amendment, if any Benchmark Trigger Event occurs with respect to the Benchmark Replacement Rate or the Alternative Benchmark Rate identified in such Benchmark Replacement Amendment (including, for the avoidance of doubt, any change in or alternative to the Benchmark Replacement Adjustment or any change in or alternative to a compounded or term methodology for calculating such benchmark), then the Administrative Agent and the Borrower may enter into an additional Benchmark Replacement Amendment to reflect another Benchmark Replacement Rate without any further action or consent of any other party to this Agreement or to reflect an Alternative Benchmark Rate, which amendment, for the avoidance of doubt, shall become effective within five Business Days of the date that notice of such alternate rate of interest is provided to the Lenders, unless prior to the end of such five Business Day period the Administrative Agent receives a written notice from the Required Lenders stating that such Required Lenders object to such alternate rate of interest; provided that, with respect to any such additional Benchmark Replacement Amendment to reflect another Benchmark Replacement Rate, Required Lenders shall (A) not be entitled to object to any such Benchmark Replacement Rate based on SOFR contained in such additional Benchmark Replacement Amendment and (B) only be entitled to object to the Benchmark Replacement Adjustments with respect thereto; provided further that, any such Benchmark Replacement Rate or Alternative Benchmark Rate implemented pursuant to this paragraph that is based on SOFR other than Term SOFR or Daily Simple SOFR shall be administratively feasible for the Administrative Agent (as reasonably determined by the Administrative Agent).

(iv)     Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent and the Borrower shall cooperate in good faith and use commercially reasonable efforts to satisfy any applicable requirements under proposed or final U.S. Treasury Regulations or other Internal Revenue Service guidance such that the use or implementation of an alternative rate of interest pursuant to this Section 3.04(b) shall not result in a deemed exchange of any Loan under Section 1001 of the Code; provided that, any attempts to satisfy the foregoing requirements with respect to the use or implementation of any alternative benchmark implemented pursuant to this Section 3.04(b) and any Benchmark Replacement Conforming Charges with respect thereto shall, in any case, be administratively and operationally feasible for the Administrative Agent and consistent with market practice.
(v)     The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Benchmark Replacement Conforming Changes, (ii) any alternative benchmark implemented pursuant to this Section 3.04(b), (iii) any Benchmark Replacement Amendment, (iv) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (v) the effect of any of the foregoing.”
(aa)Clause (b) of the second paragraph of Section 7.01 of the Credit Agreement is hereby amended and restated in its entirety as follows: “Indebtedness Incurred under the Notes Indenture on the Amendment No. 2 Effective Date by the Loan Parties in an aggregate outstanding principal amount at any time outstanding not to exceed $350,000,000, and any Permitted Refinancing thereof (or successive Permitted Refinancing thereof);”
(bb)Section 7.01 of the Credit Agreement is hereby amended by replacing the phrase “all Indebtedness under the Second Lien Credit Agreement on the Closing Date” in the third to last paragraph of the Section with “all Indebtedness under the Notes Indenture on the Amendment No. 2 Effective Date”.
(cc)Section 7.03 is hereby amended by (i) deleting “and” at the end of clause (f) thereof, (ii) modifying clause (g) thereof to delete the period at the end thereof and replace it with a semicolon and the word “and” and (iii) adding new clause (h), to read in its entirety as follows: “(h) the Borrower may consummate a Borrower Substitution Event.”
(dd)Section 7.08 of the Credit Agreement is hereby amended by changing the Consolidated First Lien Net Leverage Ratio in the definition of “Financial Covenant” from 7.65 to 1.00 to 5.00 to 1.00.
(ee)Section 7.09 of the Credit Agreement is hereby amended by replacing each instance of the phrase “Second Lien Facility Documentation” therein with the phrase “Notes Indenture”.
(ff)Section 8.01 of the Credit Agreement is hereby amended by renumbering clauses (b) through (l) thereunder as clauses (a) through (k).
(gg)Section 9.11 of the Credit Agreement is hereby amended by (i) replacing the word “or” prior to clause (a)(v) with a comma, (ii) inserting a new clause (a)(vi) to read in its entirety as follows: “(vi) owned by Previous Holdings, the Previous Borrower and any Subsidiary of the Previous Borrower that is not or does not become a Subsidiary of the Co-Borrower, in any such case, in connection with a Borrower Substitution Event or as otherwise contemplated by the proviso to the definition of the terms “Borrower” or the term “Holdings”, as applicable, in each case, as otherwise permitted under this Agreement;”, (iii) amending and restating clause (c) in its entirety as follows:
“(c)    release any Guarantor from its obligations under the applicable Guaranty or hereunder (and in the case of Previous Holdings or the Previous Borrower, release from its obligations under this Agreement and any other Loan Document), as applicable, (i) if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder or (ii) if such Guarantor is Previous Holdings, the Previous Borrower or any Subsidiary of the Previous Borrower that is not or does not become a Subsidiary of the Co-Borrower, in any such case, in connection with a Borrower Substitution Event or as otherwise contemplated by the proviso to the definition of the term “Borrower” or the term “Holdings”, in each case, as otherwise permitted under this Agreement; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Refinancing Debt, any Refinancing Notes, the Notes Indenture, any Incremental Equivalent Debt or, to the extent incurred by a Loan Party (other than Holdings), any other Indebtedness, in each case, with an aggregate outstanding principal amount in excess of $40,000,000; and”
(hh)Section 9.12 of the Credit Agreement is hereby amended by (w) replacing the word “or” immediately before ““Amendment No. 1 Arranger”” with a comma, (x) inserting the following after “Amendment No. 1 Arranger” in the first sentence thereof: “or “Amendment No. 2 Arranger””, (y) replacing the word “or” immediately before “Amendment No. 1” with a comma and (z) inserting the following after “Amendment No. 1” in the first sentence thereof: “or Amendment No. 2”.
(ii)Section 10.01(b) is hereby amended by the clause “subject to the last paragraph of the definition of “Eurocurrency Rate” at the beginning thereof and replacing it with the clause “subject to the provisions of Section 3.04(b)”.
(jj)Section 10.07(a) of the Credit Agreement is hereby amended by adding the following text immediately after the phrase “except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder” in the second line thereof: “, other than an assignment or other transfer of its rights and obligations hereunder from the Previous Borrower to the Co-Borrower in connection with a Borrower Substitution Event,”.
(kk)Section 10.24 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 10.24    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”
(ll)Article X of the Credit Agreement is hereby amended by adding the following Section 10.25 after Section 10.24:
“Section 10.25    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”
ARTICLE II
Section 2.1Revolving Credit Commitment Increase; Waiver. Upon the effectiveness of this Amendment, (i) the Incremental Revolving Credit Increase Commitment of each Incremental Revolving Credit Commitment Increase Lender shall be provided in the amount set forth opposite the name of such Incremental Revolving Credit Commitment Increase Lender on Exhibit C and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any existing Revolving Credit Lender prior to giving effect to the Incremental Revolving Credit Commitment Increase, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall be reallocated on a pro rata basis among all of the Revolving Credit Lenders, including the Incremental Revolving Credit Commitment Increase Lender. Subject to the occurrence of the Amendment No. 2 Effective Date, each Consenting Lender, the New Term Loan Lender and the New Revolving Credit Lender hereby waive the payment of any breakage costs under Section 3.06 of the Credit Agreement in connection with the reallocation set forth in this Section 2.1, the repayment of interest and the conversion to a new Interest Period on the Amendment No. 2 Effective Date, if applicable. To the extent the Borrower has elected to borrow Eurocurrency Rate Loans on the Amendment No. 2 Effective Date, the Interest Period may, at the election of the Borrower, have a different duration (it being understood that the Interest Rate applicable to any such Interest Period will be calculated based on the next longest Interest Period referred to above), such that such Interest Period will end on February 28, 2021.
Section 2.2Amendments to Commitment Schedule. Schedule 2.01 to the Credit Agreement is hereby amended and restated as set forth on Exhibit C hereto.
Section 2.3Application of Prepayment. Each of the parties hereto, including each Consenting Term Loan Lender, and the Administrative Agent agree that the Prepayment shall be applied first to the prepayment of the amount of all outstanding Existing Term Loans held by each Non-Consenting Term Loan Lender and thereafter, if any, to the prepayment of the amount of outstanding Existing Term Loans held by each Consenting Term Loan Lender (but not any Additional Term Lender) based on their Pro Rata Share of such Existing Term Loans without giving effect to any assignments of Term Loans contemplated to be made on the Amendment No. 2 Effective Date.
Section 2.4Direction by the Lenders. Each of the Lenders party hereto, which constitute all Lenders immediately prior to giving effect to any assignments of Term Loans contemplated to be made on the Amendment No. 2 Effective Date, but after giving effect to the Revolving Credit Commitment Increase, the Prepayment and the Revolving Commitment Termination contemplated hereby, authorizes and directs the Administrative Agent to approve this Amendment and the terms of the Amended Credit Agreement and to execute, acknowledge and accept this Amendment and the Amended Credit Agreement.
ARTICLE III
In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party party hereto represents and warrants to the Administrative Agent, Collateral Agent and the Lenders that:
Section 3.1Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c), to the Legal Reservations and Section 3.3) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute and deliver this Amendment and perform its obligations under this Amendment and under the Amended Credit Agreement, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i), (b)(ii) (other than with respect to the Borrower), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.2Authorization; No Contravention. The execution and delivery of this Amendment and performance by each Loan Party of this Amendment and the Amended Credit Agreement, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any Law; except in each case to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.3Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any

Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and/or the United States Copyright Office (if there are any patents, registered trademarks, registered copyrights, or applications for any of the foregoing) and Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.4Binding Effect. This Amendment has been duly executed and delivered by each Loan Party (to the extent such concept is applicable in the relevant jurisdiction and subject, in each case, to the Legal Reservations and Section 3.3). Subject to the Legal Reservations, this Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms.
ARTICLE IV

Conditions to Effectiveness
Section 4.1Conditions Precedent. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which the following conditions precedent are satisfied (or waived by the Administrative Agent):
(a)The Administrative Agent (or its counsel) shall have received the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, from (i) the New Term Loan Lender, (ii) the New Revolving Credit Lender, (iii) each Incremental Revolving Credit Commitment Increase Lender, (iv) the Administrative Agent and (v) each Loan Party, (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment. The Administrative Agent (or its counsel) shall have received from each Consenting Lender constituting all Lenders immediately prior to giving effect to any assignments of Term Loans contemplated to be made on the Amendment No. 2 Effective Date, but after giving effect to the Revolving Credit Commitment Increase, the Prepayment and the Revolving Commitment Termination contemplated hereby, a duly executed Amendment No. 2 Consent. The Administrative Agent shall have received that certain cashless roll letter, dated as of the date hereof, duly executed by the Borrower, the Administrative Agent and each Consenting Lender described under clause (i)(x) of the seventh “whereas” clause and clause (ii)(x) of the eighth “whereas” clause of this Amendment (as applicable).
(b)The Administrative Agent shall have received (i) such customary resolutions or other action of the Borrower, Holdings and each other Loan Party as the Administrative Agent may reasonably require evidencing the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, (ii) with respect to the Borrower, Holdings and each other Loan Party, such documents and certifications (including incumbency certificates, Organization Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence that each of the Borrower, Holdings and each other Loan Party is duly organized or formed, and that each of the Borrower, Holdings and each other Loan Party is validly existing and in good standing and (iii) to the extent applicable in the relevant jurisdiction, bring down good standing certificates of the Borrower, Holdings and each other Loan Party dated as of a recent date.
(c)Holdings, the Borrower and each of the Subsidiary Guarantors shall have provided the documentation and other information reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 2 Effective Date by the Consenting Lenders as they reasonably determine is required by United States regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation (including such documentation and information with respect to the Co-Borrower), in each case at least three (3) Business Days prior to the Amendment No. 2 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).
(d)The Borrower shall have paid to the Administrative Agent for the ratable account of the Lenders holding Existing Loans all accrued and unpaid interest on such Existing Loans to, but not including, the Amendment No. 2 Effective Date.
(e)All costs, fees, expenses (including without limitation legal fees and expenses), in each case solely to the extent required to be paid pursuant to Section 10.04 of the Amended Credit Agreement, and other compensation separately agreed in writing to be payable to the Amendment No. 2 Arrangers (as applicable) and the Administrative Agent shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail at least three (3) Business Days prior to the Amendment No. 2 Effective Date).
(f)After giving effect to this Amendment, (i) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement, Article III hereunder and each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and (ii) no Default shall exist, or would result immediately after giving effect to the provisions of this Amendment. A Responsible Officer of the Borrower shall have delivered a certificate to the Administrative Agent certifying as to the matters set forth in clauses (i) and (ii).
(g)The Administrative Agent shall have received an opinion of Simpson Thacher & Bartlett LLP, special New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Amendment No. 2 Arrangers.

(h)The Borrower shall have delivered to the Administrative Agent a Committed Loan Notice pursuant to Section 2.02 of the Credit Agreement with respect to the Credit Extension of the Initial Term Loans under this Amendment and the Amended Credit Agreement at least three (3) Business Days prior to the Amendment No. 2 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).
(i)The Borrower shall have delivered to the Administrative Agent a notice with respect to the prepayment of the Existing Term Loans pursuant to Section 2.06(a) of the Credit Agreement at least three (3) Business Days prior to the Amendment No. 2 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).
ARTICLE V

Miscellaneous
Section 5.1Continuing Effect; No Other Amendments or Waivers; Effect of the Amendment.
(a)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other provision of the Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 2 Effective Date. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Amendment No. 2 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 2 Effective Date, the Credit Agreement as amended hereby.
(b)(x) From and after the Amendment No. 2 Effective Date, (i) each Consenting Term Loan Lender shall be an “Initial Term Lender” and a “Term Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender thereunder, (ii) the term commitments of such Consenting Term Loan Lender shall be an “Initial Term

Commitment” and a “Term Commitment” for all purposes under the Amended Credit Agreement and the other Loan Documents, (iii) the term facility contemplated by this Amendment shall be a “Term Facility” for all purposes under the Amended Credit Agreement and the other Loan Documents, and (iv) the term loans of each Consenting Term Loan Lender shall each be an “Initial Term Loan” and a “Term Loan” (and unless otherwise specified herein, have the same terms (including with respect to Guarantees, Collateral, Maturity Date, rights to prepayment and repayment, the MFN Provision), in each case, as the Initial Term Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 2 Effective Date) for all purposes under the Amended Credit Agreement and the other Loan Documents; and (y) from and after the Amendment No. 2 Effective Date, (a) each Consenting Revolving Lender and each Incremental Revolving Credit Increase Commitment Lender shall be a “Revolving Credit Lender” and each Incremental Revolving Credit Increase Commitment Lender shall be a “Revolving Commitment Increase Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender thereunder, (b) each of the revolving commitments of each Consenting Revolving Lender and each Incremental Revolving Credit Increase Commitment Lender shall be a “Revolving Credit Commitment” and each of the Incremental Revolving Credit Increase Commitment shall be a “Revolving Credit Commitment Increase” for all purposes under the Amended Credit Agreement and the other Loan Documents, (c) the revolving facility established under this Amendment shall be a “Revolving Credit Facility” for all purposes under the Amended Credit Agreement and the other Loan Documents, and (d) the revolving loans of each Consenting Revolving Lender and each Incremental Revolving Credit Increase Commitment Lender shall each be a “Revolving Credit Loan” and constitute a single Revolving Tranche (and unless otherwise specified herein, have the same terms (including with respect to Guarantees, Collateral and rights to prepayment and repayment), in each case, as the Revolving Credit Facility under the Credit Agreement immediately prior to the Amendment No. 2 Effective Date) for all purposes under the Amended Credit Agreement and the other Loan Documents. Each reference to “Arrangers”, “Incremental Arrangers” or “Agents” in the Amended Credit Agreement shall be deemed to include the Amendment No. 2 Arrangers, and the Amendment No. 2 Arrangers shall benefit from the indemnity provisions in the Amended Credit Agreement with respect to the transactions contemplated herein.
Section 5.2New Term Loan Lender; New Revolving Credit Lender; Additional Term Lender; Additional Revolving Lender. The New Term Loan Lender, the New Revolving Credit Lender, the Additional Term Lenders and the Additional Revolving Lenders hereby consent to this Amendment. Each of the New Term Loan Lender, the New Revolving Credit Lender, the Additional Term Lenders, the Additional Revolving Lenders, the Administrative Agent and the Borrower acknowledges and agrees that, each of the New Term Loan Lender and the New Revolving Credit Lender (as applicable) (i) shall become a “Lender” under, and for all purposes, and subject to and bound by the terms, of the Amended Credit Agreement and other Loan Documents with Initial Term Loans or Revolving Credit Loans (as applicable) in an amount equal to (x) with respect to the New Term Loan Lender and the New Revolving Credit Lender, the aggregate principal amount of all Existing Loans of all Consenting

Lenders described under clause (i)(y) of the seventh “whereas” clause and clause (ii)(y) of the eighth “whereas” clause of this Amendment (as applicable) and (y) with respect to the Additional Term Lenders and the Additional Revolving Lenders, the aggregate principal amount of the Initial Term Loans or the Revolving Credit Commitment, as applicable, set forth opposite its name on Exhibit C attached hereto, (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) shall perform all the obligations of and shall have all rights of a Lender thereunder.
Section 5.3Counterparts. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include any electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may also require that any such documents and signatures delivered by telecopy, emailed, pdf or any other electronic means be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopy, emailed pdf or any other electronic means.
Section 5.4GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 5.5Reaffirmation. Each Loan Party hereto expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof and on the Amendment No. 2 Effective Date, that its guarantee of the Obligations under the Subsidiary Guaranty and the Holdings Guaranty and its grant of Liens on the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Loan Documents (including the Credit Agreement as amended by this Amendment) subject to any limitations set out in the Credit Agreement (as so amended) and any other Loan Document applicable to that Loan Party. Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.
Section 5.6Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
Section 5.7Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 5.8Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
[Signature Pages Follow]

ZOOMINFO MIDCO LLC, as Holdings

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO LLC, as the Borrower

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO TECHNOLOGIES LLC, as the Co-Borrower

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

DISCOVERORG ACQUISITION (TELLWISE) LLC, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

CLOUD VIRTUAL LLC, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

[ZoomInfo – Signature page to Amendment No. 2]

DISCOVERORG ACQUISITION COMPANY LLC, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

RKSI ACQUISITION CORPORATION, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

CLICKAGY LLC, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

NEVERBOUNCE LLC, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

[ZoomInfo – Signature page to Amendment No. 2]

DATANYZE, LLC, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

DISCOVERORG ACQUISITION (KOMIKO), LLC, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO APOLLO LLC, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

EVERSTRING TECHNOLOGIES LLC, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO FINANCE CORP, as a Guarantor

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

[ZoomInfo – Signature page to Amendment No. 2]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent, an Incremental Revolving Credit Increase Commitment Lender, a Revolving Credit Lender and a New Revolving Credit Lender

By:	/s/ Andrew Earls
Name: Andrew Earls
Title: Authorized Signatory
[ZoomInfo – Signature page to Amendment No. 2]

MORGAN STANLEY BANK, N.A., as New Term Loan Lender

By:	/s/ Andrew Earls
Name: Andrew Earls
Title: Authorized Signatory

[ZoomInfo – Signature page to Amendment No. 2]

JPMorgan Chase Bank, N.A., as Incremental Revolving Credit Increase Commitment Lender

By:	/s/ Maria Riaz
Name: Maria Riaz
Title: Vice President
[ZoomInfo – Signature page to Amendment No. 2]

Barclays Bank PLC, as Incremental Revolving Credit Increase Commitment Lender

By:	/s/ Martin Corrigan
Name: Martin Corrigan
Title: Vice President
[ZoomInfo – Signature page to Amendment No. 2]

Bank of America, N.A., as Incremental Revolving Credit Increase Commitment Lender

By:	/s/ David H. Strickert
Name: David H. Strickert
Title: Managing Director
[ZoomInfo – Signature page to Amendment No. 2]

Credit Suisse AG, Cayman Islands Branch, as Incremental Revolving Credit Increase Commitment Lender

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory
[ZoomInfo – Signature page to Amendment No. 2]

Goldman Sachs Bank USA, as an Incremental Revolving Credit Increase Commitment Lender

By:	/s/ Thomas Manning
Name: Thomas Manning
Title: Authorized Signatory
[ZoomInfo – Signature page to Amendment No. 2]

Wells Fargo Bank, N.A., as an Incremental Revolving Credit Increase Commitment Lender

By:	/s/ Sid Khanolkar
Name: Sid Khanolkar
Title: Director
[ZoomInfo – Signature page to Amendment No. 2]

Deutsche Bank AG New York Branch, as Incremental Revolving Credit Increase Commitment Lender

By:	/s/ Yumi Okabe
Name: Yumi Okabe
Title: Vice President

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President
[ZoomInfo – Signature page to Amendment No. 2]

Exhibit A

Term Lenders’ Signature Page to Amendment No. 2 (the “Amendment”)
Term Lenders: please select Column A, B or C, as appropriate, and then complete and execute the signature block below.

A	B	C
Consent to Amendment on a “Cashless Roll” basis	Consent to Amendment on a Paydown and Reallocate basis	Decline Consent
☐	☐	☐

[ZoomInfo – Signature page to Amendment No. 2]

as a Term Lender
By:
Name:
Title:

[If a second signature block is required by the financial institution

By:
Name:
Title: ]

Initial Term Loans held by such Consenting
Term Loan Lender: $_________

as an Additional Term Lender
By:
Name:
Title:

[If a second signature block is required by the financial institution

By:
Name:
Title: ]

Exhibit B

Revolving Credit Lenders’ Signature Page to Amendment No. 2 (the “Amendment”)
Revolving Credit Lenders: please select Column A, B or C, as appropriate, and then complete and execute the signature block below.

A	B	C	D
Consent to Amendment on a “Cashless Roll” basis	Consent to Amendment on a Paydown and Reallocate basis	Consent to Amendment as an Additional Revolving Lender	Decline Consent
☐	☐	☐	☐

[ZoomInfo – Signature page to Amendment No. 2]

as a Revolving Credit Lender
By:
Name:
Title:

[If a second signature block is required by the financial institution

By:
Name:
Title: ]

Revolving Credit Commitments held by such
Consenting Revolving Lender: $_________
(Note: if you are an Additional Revolving
Lender, please fill in zero)